Exhibit 1.1

Execution Version

OIL STATES INTERNATIONAL, INC. 5,925,050 Shares of Common Stock UNDERWRITING AGREEMENT Dated: February 22, 2018

OIL STATES INTERNATIONAL, INC.

5,925,050 Shares of Common Stock

UNDERWRITING AGREEMENT

February 22, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Oil States International, Inc., a Delaware corporation (the “Company”), and HCperf Holdings B.V. (formerly known as GEODynamics B.V.), a Netherlands private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (the “Selling Stockholder”), confirm their respective agreements with J.P. Morgan Securities LLC (the “Underwriter”), with respect to the sale by the Selling Stockholder of a total of 5,925,050 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriter. Certain terms used in this Agreement are defined in Section 16 hereof.

The Company and the Selling Stockholder understand that the Underwriter proposes to make a public offering of the Securities as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

Pursuant to a stock purchase agreement, dated as of December 12, 2017, by and among the Company, GD Development Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“GD Development”), the Selling Stockholder, and the other selling shareholders party thereto, GD Development purchased 100% of the equity interests in GEODynamics, Inc., a Delaware corporation (“GEODynamics”), on January 12, 2018 for a purchase price consisting of (i) $295 million of cash (net cash acquired), (ii) 8,661,083 shares of Common Stock and (iii) an unsecured $25 million promissory note that bears interest at 2.5% per annum and matures on July 12, 2019 (the “Acquisition”).

The Company has prepared and delivered to the Underwriter a preliminary prospectus supplement dated February 21, 2018 relating to the Securities and a related prospectus dated January 19, 2018 (the “Base Prospectus”). Such preliminary prospectus supplement and Base Prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus supplement dated February 22, 2018 (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b). The Prospectus Supplement and the Base Prospectus, in the form first furnished to the Underwriter for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, are herein called, collectively, the “Prospectus.”

SECTION 1.      Representations and Warranties.

(a)     Representations and Warranties by the Company. The Company represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Date, and agrees with the Underwriter, as follows:

(1)     Status as a Well-Known Seasoned Issuer. (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (D) at the date hereof, the Company was or is, as applicable, a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405). The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on such an “automatic shelf registration statement.” The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. The Company has not, and no person acting on its behalf has, made any written communication that was an offer relating to the Securities (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Registration Statement.

(2)     Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Securities Act and the offering of the Securities has been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement and any post-effective amendments thereto have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(3)     Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2), and at the Closing Date, the Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date, and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below), neither (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus and the information, if any, included on Exhibit F hereto, all considered together (collectively, the “General Disclosure Package”), (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, if any, when considered together with the General Disclosure Package, included or will include, as applicable, an untrue statement of a material fact or omitted or will omit, as applicable, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, or delivered to the Underwriter for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the Securities Act and the Securities Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(3) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by the Underwriter or the Selling Stockholder expressly for use therein. For purposes of this Agreement, the only information so furnished by the Underwriter shall be the information in the third and twelfth paragraphs, the second sentence of the second paragraph, the second sentence of the ninth paragraph and information with respect to price stabilization in the thirteenth and fourteenth paragraphs in each case appearing under the caption “Underwriting” in the Prospectus (collectively, the “Underwriting Information”). For purposes of this Agreement, the only information so furnished by the Selling Stockholder shall be the information in the table and corresponding footnotes under the caption “Selling Securityholder” in the Prospectus (collectively, the “Selling Stockholder Information”).

The copies of the Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriter in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriter, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or any preliminary prospectus or to be contained in the Prospectus that has not been superseded or modified.

(4)     Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the Exchange Act Regulations.

(5)     Independent Accountants. Ernst & Young LLP, who have delivered their report with respect to the audited consolidated financial statements of the Company or incorporated by reference in the General Disclosure Package and the Prospectus, is an independent public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations and the Public Company Accounting Oversight Board. Weaver & Tidwell L.L.P., who have delivered their report with respect to the audited consolidated financial statements of GEODynamics incorporated by reference in the General Disclosure Package and the Prospectus, are independent public accountants pursuant to the rules applicable to such accountants under the America Institute of Certified Public Accountants.

(6)     Financial Statements; Non-GAAP Financial Measures.

(a) The financial statements of the Company and its subsidiaries incorporated by reference in the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. All of such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto. All disclosures contained in the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) relating to the financial statements of the Company comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(b) The financial statements of GEODynamics included or incorporated by reference in the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes thereto, present fairly the financial position of GEODynamics and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of GEODynamics and its consolidated subsidiaries for the periods specified. All of such financial statements have been prepared in conformity with GAAP, applied on a consistent basis throughout the periods involved, except to the extent disclosed therein.

(c) The unaudited condensed combined pro forma financial statements and the related notes thereto incorporated by reference in the General Disclosure Package and the Prospectus present fairly the information shown therein and have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and comply as to form in all material respects with the applicable requirements of Article 11 of Regulation S-X under the Securities Act and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(d) The supporting schedules, if any, incorporated by reference in the General Disclosure Package and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Pre-Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(7)     No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, properties, management, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business or with respect to the Company’s ability to perform its obligations under this agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(8)     Good Standing of the Company and Subsidiaries. The Company and each of its subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (to the extent such concept is applicable in the relevant jurisdiction), (b) has corporate or similar power and authority (corporate and other) necessary to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package and the Prospectus and (c) is duly qualified and authorized to do business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than its principal place of business) where the failure to be so qualified or in good standing would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each subsidiary of the Company that is a corporation, all of the issued and outstanding partnership interests of each subsidiary of the Company that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each subsidiary of the Company that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien except for such liens, encumbrances, equities or claims arising under the Credit Agreement, or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the issued and outstanding shares of capital stock of any such subsidiary that is a corporation, none of the issued and outstanding partnership interests of any such subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. Any subsidiaries of the Company that are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit A hereto.

(9)     Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or equity incentive or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were issued in compliance with all applicable foreign, state and federal securities and “Blue Sky” laws. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(10)     Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(11)     Authorization of the Securities. The Securities have been duly authorized and are validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability solely by reason of being such a holder; and, to the knowledge of the Company, the sale of the Securities to be sold by the Selling Stockholder under this Agreement, are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person and, except as set forth in the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(12)     Registration and Listing with NYSE. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of its Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the NYSE, except for non-compliance that would not reasonably be expected to have a Material Adverse Effect.

(13)     Description of the Common Stock. The Common Stock conforms in all material respects to all statements relating thereto contained or incorporated by reference in the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the instruments defining the same.

(14)     Registration Rights. Except as described in the General Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act.

(15)     Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (B) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of (B), for such violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(16)     Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(17)     Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company or any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities; and, to the knowledge of the Company, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject that are not described in the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(18)     Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement and in the General Disclosure Package and the Prospectus, except such as have been already obtained under the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations or under the rules of FINRA or the NYSE or state securities laws.

(19)     Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where such failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(20)     Title to Property. The Company and its subsidiaries have good and indefeasible title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Prospectus, (B) arise under the Credit Agreement, or (C) would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect.

(21)     Possession of Intellectual Property. The Company and each of its subsidiaries own or possess or have valid and enforceable licenses to use all material patents, patent rights, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems, inventions and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “intellectual property rights”) necessary to conduct their respective businesses as currently conducted, or presently employed by them, and have not received any notice of any claim of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(22)     Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of, or has any liability under, any applicable federal or national, state or provincial, regional or local law, directive, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic, foreign or international governmental agency, governmental body, court or tribunal, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment, threatened or endangered species or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances released or threatened to be released into the environment, (iii) to the Company’s knowledge, neither it nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (iv) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances released or threatened to be released into the environment, and (v) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, registrations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses. To the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials (including naturally occurring radioactive materials), asbestos-containing materials and polychlorinated biphenyls, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(23)     ERISA. Except as would not reasonably be expected to have a Material Adverse Effect, each Plan (as defined herein) has been maintained in all material respects in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). Except as would not reasonably be expected to have a Material Adverse Effect, each Plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates (as defined herein) that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan or the employment or compensation of employees by any of the Company or any of its subsidiaries that would have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to any Plan or the employment or compensation of employees by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect; or (iv) a non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code with respect to any Plan that would have a Material Adverse Effect. To the Company’s knowledge, none of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, (x) the term “ERISA Affiliates” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code, and (y) the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its ERISA Affiliates may have any liability under ERISA.

(24)     FINRA Matters. The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been, eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992.

(25)     Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability of assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability of assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission's rules and guidelines applicable thereto. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated), (2) except as disclosed to the Underwriter, no fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and (3) since the end of the Company’s most recent fiscal year for which audited financial statements are included in the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(26)     Disclosure Controls. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(27)     Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(28)     Payment of Taxes. All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all United States federal income taxes which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided or where the failure to make such filing or payment would not result in a Material Adverse Effect. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2016 have been filed and no assessment in connection therewith has been made against the Company. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable United States, foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all related taxes which are due and payable, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company or where the failure to make such payment would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(29)     Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(30)     Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the 1940 Act.

(31)     Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act. The Company has provided the Underwriter with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(32)     Absence of Manipulation. Neither the Company nor any Affiliate of the Company has taken, nor will the Company or any Affiliate take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Securities Act.

(33)     No Unlawful Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment of any money or other property, gift or anything of value to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(34)     Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries alleging a failure to comply with the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(35)     No Conflicts with Sanctions Laws. None of Company, any of its subsidiaries, directors or officers, nor, to the knowledge of the Company, any employees, agent, Affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”, the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions, currently, Cuba, Iran, North Korea, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, underwriter, advisor, investor or otherwise) of Sanctions.

(36)     Lending Relationship. Except as disclosed in the General Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending Affiliate of the Underwriter.

(37)     Company Purchases. The Company (or any “affiliate” or “affiliated purchaser” as defined in Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) has not directly or indirectly (including, without limitation, by means of a derivative instrument) purchased, offered to purchase, placed any bid or limit order that would effect a purchase of, or commenced any tender offer relating to, any shares of Common Stock (or equivalent interest, including, without limitation, a unit of beneficial interest in a trust or limited partnership or a depositary share), listed contracts on shares of Common Stock or securities that are convertible into, or exchangeable or exercisable for, shares of Common Stock (including, without limitation, any Rule 10b-18 purchases of blocks (as defined in Rule 10b-18)) during the “restricted period” (as defined in Regulation M under the Exchange Act) in connection with the offering of the Securities (determined as if such “restricted period” applied without regard to the exclusions set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M under the Exchange Act), except through the Underwriter or its affiliates.

(38)     Offering Materials. The Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriter), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the Commission and any Permitted Free Writing Prospectuses (as defined in Section 16).

(39)     Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects, and, to the extent required by such sources, the Company has obtained the written consent to the use of such data from such sources.

(b)     Representations and Warranties by the Selling Stockholder. The Selling Stockholder represents and warrants to the Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date, and agrees with the Underwriter, as follows:

(1)     Accurate Disclosure. The representations and warranties set forth in the following paragraphs of this Section 1(b)(1) are limited to the information relating to the Selling Stockholder and the Securities (and any other shares of Common Stock or other securities of the Company which are owned, directly or indirectly, legally or beneficially, by the Selling Stockholder) that is furnished by or on behalf of the Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing.

At the respective times that the Registration Statement and any amendments to any of the foregoing became effective, at each time subsequent to the filing of the Registration Statement that the Company filed an Annual Report on Form 10-K (or any amendment thereto) with the Commission, at each deemed effective date with respect to the Underwriter pursuant to Rule 430B(f)(2), and at the Closing Date, the Registration Statement and any amendments to any of the foregoing did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

As of the Applicable Time (except in the case of clause (z) below), neither (x) the General Disclosure Package, as of the Applicable Time, nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

All information furnished or confirmed (orally or in writing) by or on behalf of the Selling Stockholder for use in the Registration Statement, any preliminary prospectus, the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing was, is and will be true, complete and correct; and the Selling Stockholder is not prompted to sell the Securities by any information concerning the Company or any subsidiary of the Company which is not set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(2)     Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(3)     [Reserved].

(4)     Power and Authority. The Selling Stockholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement and to sell, transfer and deliver the Securities to be sold under this Agreement.

(5)     Non-Contravention. The execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation of the transactions contemplated by this Agreement (including the sale and delivery of the Securities to be sold pursuant to this Agreement), and compliance by the Selling Stockholder with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default, Termination Event or Repayment Event under, or result in the creation or imposition of any Lien upon any of the Securities to be sold under this Agreement or any other property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Selling Stockholder or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of their respective assets, properties or operations. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(6)     Lock-up Agreement. The Selling Stockholder has duly authorized, executed and delivered a lock-up agreement in the form of Exhibit C hereto.

(7)     Good and Marketable Title. The Selling Stockholder is the sole legal, record and beneficial owner of the Securities to be sold under this Agreement and will remain the sole legal, record and beneficial owner of such Securities until the delivery of such Securities to the Underwriter on the Closing Date, and such Securities are and, until delivery thereof to the Underwriter on the Closing Date will be free and clear of all Liens other than pursuant to this Agreement; upon payment of the purchase price for the Securities to be sold by the Selling Stockholder as provided in this Agreement and the crediting of such Securities to the security account or accounts of the Underwriter maintained with DTC, the Underwriter will become the legal and beneficial owner of the Securities purchased by it from the Selling Stockholder, free and clear of all Liens, and, assuming that the Underwriter has “notice of an adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the “UCC”)) with respect to such Securities, the Underwriter will acquire a “security entitlement” (within the meaning of UCC Section 8-102(a)(17)) to the Securities purchased from the Selling Stockholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against the Underwriter with respect to such Securities.

(8)     Absence of Rights of First Refusal. The Securities to be sold by the Selling Stockholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Securities other than pursuant to this Agreement.

(9)     Absence of Manipulation. The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(10)     Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or consent of any stockholder (or other equity owner), if any, or creditor of the Selling Stockholder, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by the Selling Stockholder of, or the performance by the Selling Stockholder of its obligations under, this Agreement for the sale and delivery by the Selling Stockholder of the Securities to be sold by it under this Agreement, or for the consummation by the Selling Stockholder of the other transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act, the Securities Act Regulations, the Exchange Act or the Exchange Act Regulations, and except that no representation is made as to such as may be required under state or foreign securities laws.

(11)     [Reserved].

(12)     Free Writing Prospectus. Neither the Selling Stockholder nor any person acting on its behalf (other than, if applicable, the Company and the Underwriter) has used or referred to or will use or refer to any “free writing prospectus” (as defined in Rule 405) in connection with the offering contemplated by this Agreement and, without limitation to the foregoing, the Selling Stockholder has not made and will not make any offer relating to the Securities that constituted or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or a “free writing prospectus” (as defined in Rule 405), whether or not required to be filed with the Commission.

(13)     No Unlawful Payments. Neither the Selling Stockholder nor any director, officer or employee of the Selling Stockholder nor, to the knowledge of the Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Stockholder has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Selling Stockholder has instituted, maintains and enforces, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(14)     Compliance with Anti-Money Laundering Laws. The operations of the Selling Stockholder are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Selling Stockholder conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Selling Stockholder Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder with respect to the Selling Stockholder Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(15)     No Conflicts with Sanction Laws. Neither the Selling Stockholder nor its directors, officers or employees, nor, to the knowledge of the Selling Stockholder, any agent, affiliate or other person associated with or acting on behalf of the Selling Stockholder is currently the subject or the target of any Sanctions, nor is the Selling Stockholder located, organized or resident in a Sanctioned Country; and the Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Selling Stockholder has not knowingly engaged in, is not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(16)     Currency. To the extent any payment is to be made by the Selling Stockholder pursuant to this Agreement, the Selling Stockholder has access, subject to the laws of the Netherlands, to the internal currency market in the Netherlands and, to the extent necessary, valid agreements with Dutch commercial banks for purchasing U.S. dollars to make payments of amounts which may be payable under this Agreement.

(17)     Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 8(b) hereof do not contravene Dutch law or public policy.

(18)     Valid Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Netherlands and will be honored by the courts of the Netherlands. The Selling Stockholder has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(19)     Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Selling Stockholder based upon this Agreement would be declared enforceable against the Selling Stockholder by the courts of the Netherlands, without reconsideration or reexamination of the merits.

(20)     Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriter by the Netherlands or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriter and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriter in the Netherlands, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the issuance and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus or (C) the sale and delivery by the Underwriter of the Securities as contemplated herein and in the Prospectus.

(21)     Private and Commercial Acts. The Selling Stockholder is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts. It does not have immunity (sovereign or otherwise) from set-off, the jurisdiction of ay court or any legal process in any court (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise)

(22)     ERISA. The Selling Stockholder is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c)     Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Underwriter or to counsel for the Underwriter shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby; and any certificate signed on behalf of the Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter shall be deemed a representation and warranty by the Selling Stockholder to the Underwriter as to the matters covered thereby.

SECTION 2.      Sale and Delivery to Underwriter; Closing.

(a)     Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriter the Securities, and the Underwriter agrees to purchase the Securities at a price of $25.785 per share.

(b)     Payment. Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Latham & Watkins, LLP 811 Main Street, Suite 3700, Houston, Texas 77002, or at such other place as shall be agreed upon by the Underwriter, the Selling Stockholder and the Company, at 9:00 A.M. (New York City time) on February 26, 2018 (unless postponed in accordance with the provisions of Section 12), or such other time not later than five business days after such date as shall be agreed upon by the Underwriter, the Selling Stockholder and the Company (such time and date of payment and delivery being herein called “Closing Date”).

(c)      Delivery of Securities. Delivery of the Securities shall be made through the facilities of DTC unless the Underwriter shall otherwise instruct.

SECTION 3.      Covenants of the Company. The Company covenants with the Underwriter as follows:

(a)     Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish the Underwriter with a copy of any comment letters and any transcript of oral comments, and shall furnish the Underwriter with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use commercially reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations, except to the extent such filing fees have been paid prior to the date hereof.

(b)     Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, upon request and without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(c)     Delivery of Prospectuses. The Company has delivered or made available to the Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as the Underwriter reasonably requested for so long as the delivery of the Prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as the Underwriter may reasonably request.

(d)     Continued Compliance with Securities Laws. The Company will comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in the light of the circumstances under which they were made, or in order to comply with the requirements of the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, the Company will promptly notify the Underwriter of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and, if required by the Securities Act or the Securities Act Regulations, file with the Commission, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its commercially reasonable efforts to have such amendment declared or become effective as soon as practicable.

(e)     Reporting Requirements. Until the completion of resales of the Securities by the Underwriter, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations. The Company has given the Underwriter notice of any filings made pursuant to the Exchange Act and the Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Underwriter notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be.

(f)     Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g)     Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Underwriter, directly or indirectly (x) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing, or (y) enter into any swap or other or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (x) or (y) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder and any shares of Common Stock issued upon conversion of the Existing Convertible Notes, (B) the filing of any registration statement pertaining to the resale of the shares of Common Stock issued as consideration in the Acquisition or our performance of any of the Company’s other obligations under the registration rights agreement entered into in connection with the Acquisition, (C) any shares of Common Stock issued by the Company upon the settlement, vesting or exercise of an option, stock appreciation right, restricted stock unit, deferred stock unit, restricted stock award, performance share award or other equity-based award or warrant or the conversion of a security outstanding on the date hereof, (D) any shares of Common Stock issued or options to purchase Common Stock or other equity-based award granted pursuant to existing employee benefit or equity incentive plans of the Company referred to in the General Disclosure Package and the Prospectus, (E) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, or (F) any shares of Common Stock issued pursuant to a reinvestment plan and referred to in General Disclosure Package and the Prospectus.

(h)     Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the Securities Act or the Securities Act Regulations or as the Underwriter and the Company may deem appropriate, and if requested by the Underwriter, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit F hereto and such other information as may be required by Rule 433 or as the Underwriter and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

SECTION 4.      Covenants of the Selling Stockholder. The Selling Stockholder covenants with the Underwriter that:

(a)     Clear Market. The Selling Stockholder has delivered a lock-up agreement substantially in the form of Exhibit C hereto.

(b)     No Stabilization. The Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(c)     Use of Proceeds. The Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject of target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

SECTION 6.      Payment of Expenses.

(a)     Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations and the obligations of the Selling Stockholder under this Agreement (except for expenses payable by the Selling Stockholder pursuant to Section 6(b) hereof), including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriter of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation and delivery of the Securities to be sold by the Selling Stockholder to the Underwriter in connection with the sale, issuance or delivery of the Securities to the Underwriter, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the preparation, printing and delivery to the Underwriter of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriter of copies of the Blue Sky Survey and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of counsel to the Underwriter in an amount not to exceed $5,000, in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, and (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE.

(b)     Expenses of the Selling Stockholder. The Selling Stockholder will pay the following expenses incident to the performance of its obligations under this Agreement: (i) the preparation and delivery of the Securities to be sold by the Selling Stockholder to the Underwriter, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale or delivery of the Securities to the Underwriter and the Selling Stockholder hereby authorizes the payment of any such amounts by deduction from either the proceeds of the Securities to be sold by the Selling Stockholder under this Agreement, (ii) the fees and disbursements of its counsel and accountants, (iii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriter and (iv) all fees and disbursements related to third-party advisory services incurred by the Selling Stockholder in connection with this offering, including, but not limited to, the fees of Solebury Capital LLC or any of its affiliates.

(c)     Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 7(a) through Section 7(h), Section 11(a)(i) or 11(a)(iii) hereof, the Company shall reimburse the Underwriter for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

SECTION 7.      Conditions of Underwriter’s Obligations. The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained herein on the date hereof, at the Applicable Time and at the Closing Date or in certificates of any officer or director of the Company or by or on behalf of the Selling Stockholder delivered to the Underwriter or counsel for the Underwriter, to the performance by the Company and the Selling Stockholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)     Effectiveness of Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to the Underwriter of such timely filings.

(b)     Opinion of Counsel for the Company. At the Closing Date, the Underwriter shall have received the opinion and negative assurance, dated the Closing Date, of Vinson & Elkins L.L.P., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter substantially to the effect set forth in Exhibit D hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter.

(c)     Opinion of Counsel for the Underwriter. At the Closing Date, the Underwriter shall have received the favorable opinion and negative assurance, dated the Closing Date, of Latham & Watkins LLP, counsel for the Underwriter, in form and substance satisfactory to the Underwriter. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Underwriter.

(d)     Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, results of operations, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Date, to the effect that:

(i) there has been no such material adverse change,

(ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date;

(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(e)     Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriter shall have received from each of Ernst & Young LLP and Weaver and Tidwell, L.L.P. a letter, dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information, including the pro forma financial statements and financial information of the Company and GEODynamics, contained or incorporated by reference in the General Disclosure Package and the Prospectus.

(f)      Bring-down Comfort Letter. At the Closing Date, the Underwriter shall have received from each of Ernst & Young LLP and Weaver and Tidwell, L.L.P. a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g)      Additional Documents. At the Closing Date counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

(h)      Approval of Listing. At the Closing Date, the Securities shall be listed on the NYSE.

(i)      Lock-up Agreements. Prior to the date of this Agreement, the Underwriter shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(j)      Opinion of Counsel for the Selling Stockholder. At the Closing Date, the Underwriter shall have received the favorable opinions, each dated as of the Closing Date, from each of Baker Botts L.L.P. and Van Campen & Partners N.V., each counsel for the Selling Stockholder, (each “Selling Stockholder’s Counsel”) in form and substance reasonably satisfactory to counsel for the Underwriter substantially to the effect set forth in Exhibit E-1 and Exhibit E-2 hereto, respectively.

(k)      Certificate of Selling Stockholder. At the Closing Date, the Underwriter shall have received a certificate signed by a director of the Selling Stockholder, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Selling Stockholder in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (ii) the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iii) the information relating to the Selling Stockholder that is set forth in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus (or any amendments or supplements thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

(l)     Tax Forms. Prior to the Closing Date, the Underwriter shall have received a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form) from the Selling Stockholder.

(m)     Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 6 and except that Sections 1, 8, 9, 10, 12, 14, 15, 16, 18 and 19 shall survive any such termination and remain in full force and effect.

SECTION 8.      Indemnification.

(a)     Indemnification by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its Affiliates, its directors and officers, its selling agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of, or pursuant to a judgment or other disposition in, any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(e) below) any such settlement is effected with the written consent of the Company; and

(iii)     against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with either the Underwriter Information or the Selling Stockholder Information.

(b)     Indemnification by Selling Stockholder. (i) The Selling Stockholder agrees to indemnify and hold harmless the Underwriter, its Affiliates, and its officers, directors, employees, partners and members and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Company, its directors, its officers, Affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, in reliance upon and in conformity with the Selling Stockholder Information; provided, further, that the liability under this subsection of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting discounts and commissions, but before expenses, to the Selling Stockholder from the sale of Securities sold by the Selling Stockholder hereunder.

(ii) The Selling Stockholder agrees it will indemnify and hold harmless the Underwriter against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Securities by the Selling Stockholder to the Underwriter and on the execution and delivery of this Agreement. All indemnity payments to be made by the Selling Stockholder hereunder in respect of this Section 8(b)(ii) shall be made without withholding or deduction for or on account of any present or future Dutch taxes, duties or governmental shares whatsoever unless the Selling Stockholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, any except for any net income, capital gains or franchise taxes imposed on the Underwriter by the Netherlands or the United States or any political subdivision of taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriter and the jurisdiction imposing such withholding or deductions, the Selling Stockholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

(c)     Indemnification by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Selling Stockholder, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with the Underwriting Information.

(d)     Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 8(a) and 8(b) above, counsel to the indemnified parties shall be selected by the Underwriter, and, in the case of parties indemnified pursuant to Section 8(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)     Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)      Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 8 and in Section 9 hereof shall not affect any agreements among the Company and the Selling Stockholder with respect to indemnification of each other or contribution between themselves.

SECTION 9.      Contribution. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriter, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the gross proceeds received by the Underwriter in their resale of the Securities.

The relative fault of the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder, on the one hand, or by the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any reasonable and documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the Underwriter’s Affiliates, officers, directors and selling agents shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company and each of the Company’s Affiliates, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.      Representations, Warranties, Indemnities and Agreements to Survive. All representations, warranties, indemnities and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries, the Selling Stockholder and the Underwriter submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of (x) the Underwriter or its Affiliates or selling agents, any person controlling the Underwriter, its officers or directors, (y) the Company, its Affiliates or any person controlling the Company or (z) the Selling Stockholder, its Affiliates or any person controlling the Selling Stockholder, and (ii) delivery of and payment for the Securities.

SECTION 11.      Termination of Agreement.

(a)     Termination. The Underwriter may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to the Closing Date (i) if there has been, in the judgment of the Underwriter, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE MKT, the NYSE or the NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)     Liabilities. If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and except that Sections 1, 8, 9, 10, 12, 14, 15, 16, 18 and 19 hereof shall survive such termination and remain in full force and effect.

SECTION 12.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to J.P. Morgan Securities LLC, Attention: Equity Syndicate Desk at 383 Madison Avenue, New York, New York 10179, facsimile number (212) 622-8358; and notices to the Company shall be directed to it at 333 Clay Street, Suite 4620, Houston, Texas 77002, Attention: Lias J. Steen, Executive Vice President, Human Resources and Legal (facsimile: (713) 652-0499); all notices to the Selling Stockholder shall be directed to HCperf Holdings B.V. c/o Lime Rock Management, 274 Riverside Avenue Suite 3, Westport, CT 06880, Attention Benjamin Burns, with a copy to Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, Attention A.J. Ericksen (facsimile: (713) 229-2793).

SECTION 13.      No Advisory or Fiduciary Relationship. Each of the Company and the Selling Stockholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Stockholder, on the one hand, and the Underwriter, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or the Selling Stockholder or any of their respective stockholders, creditors, employees or any other party, (c) the Underwriter has not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or the Selling Stockholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company or the Selling Stockholder or any of their respective subsidiaries on other matters) and the Underwriter has no obligation to the Company or the Selling Stockholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriter and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Stockholder and (e) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company and the Selling Stockholder has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14.      Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors, affiliates and selling agent and other indemnified parties referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriter, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors, affiliates and selling agents and their heirs and legal representatives, and for the benefit of no other person, firm or entity. No purchaser of Securities from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.      GOVERNING LAW AND TIME. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 16.      Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 8:05 A.M. (New York City time) on the date hereof.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject that, solely in the case of this clause (ii), are material with respect to the Company and its subsidiaries taken as a whole.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of January 30, 2018 among the Company, the lenders party thereto and Wells Fargo Bank, N.A., as Administrative Agent, the Swing Line Lender and an Issuing Bank agent, as amended, supplemented or restated, if applicable, and including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Regulations” means the rules and regulations of the Commission under the Exchange Act.

“Existing Convertible Notes” means the Company’s 1.50% Convertible Senior Notes due 2023.

“Existing Indentures” means the Indenture dated as of January 30, 2018 between the Company and Wells Fargo Bank, National Association, as trustee, as amended or supplemented, if applicable, and including any debt securities, pledge agreements, security agreements, mortgages, guarantees or other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented, if applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit G hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 30th day after the date of this Agreement, as the same may be extended as provided herein.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Permitted Free Writing Prospectus” means any free writing prospects consented to or deemed to have been consented to regarding an offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit G hereto and, to any electronic road show in the form previously provided by the Company to and approved by the Underwriter.

“preliminary prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Company’s registration statement on Form S–3 (Registration No. 333-222632) as amended (if applicable), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S–3 under the Securities Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed part of the Registration Statement only from and after the time specified pursuant to Rule 430B.

“Regulation S-T” means Regulation S-T of the Commission.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 401,” “Rule 405,” “Rule 424(b),” “Rule 430C” and “Rule 433” refer to such rules under the Securities Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Registration Statement at the time it first became effective but is deemed to be part of and included in the Registration Statement pursuant to Rule 430B.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Regulations” means the rules and regulations of the Commission under the Securities Act.

“Subject Instruments” means the Credit Agreement, the Existing Convertible Notes and the Existing Indenture and all other similar instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission.

“Termination Event” means any event or condition that gives any person the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any Company Documents or any rights of the Company or any of its subsidiaries thereunder, including, without limitation, upon the occurrence of a change of control of the Company or other similar events.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act that is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 17.      Research Analyst Independence. The Company and the Selling Stockholder acknowledge that the Underwriter’s research analysts and research departments are required to be independent from their investment banking division and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts and research department may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. Each of the Company and the Selling Stockholder hereby waives and releases, to the fullest extent permitted by applicable law, any claims that it may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by research analysts and its research department may be different from or inconsistent with the views or advice communicated to it by the Underwriter’s investment banking division. The Company and the Selling Stockholder acknowledge that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 18.       Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Selling Stockholder and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 19.      Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 21.      TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 22.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 23.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 24.      USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholder, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

SECTION 25.       Judgment Currency. The Selling Stockholder agrees to indemnify the Underwriter, its Affiliates, and its officers, directors, employees, partners and members and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Selling Stockholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriter, the Company and the Selling Stockholder in accordance with its terms.

Very truly yours,

OIL STATES INTERNATIONAL, INC.

By	/s/ Lloyd A. Hajdik
Name: Lloyd A. Hajdik
Title: Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Underwriting Agreement]

HCPERF HOLDINGS B.V. (FORMERLY KNOWN AS GEODYNAMICS B.V.)

By	/s/ Benjamin Burns
Name: Benjamin Burns
Attorney-in-Fact

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

By:	J.P. Morgan Securities LLC

By	/s/ Lucy Brash
Authorized Signatory

[Signature Page to Underwriting Agreement]

EXHIBIT A

Significant Subsidiaries

Name	Jurisdiction of Organization	Type of Entity	Names of General Partners/Managing Members*
Capstar Drilling, Inc.	Texas	Corporation
Capstar Holding, L.L.C.	Delaware	Limited liability company	Oil States Energy Services Holding, Inc.
Oil States Energy Services Holding, Inc.	Delaware	Corporation
Oil States Energy Services, L.L.C.	Delaware	Limited liability company	Oil States Energy Services Holding, Inc.
Oil States Industries (Asia) PTE LTD	Singapore	Private company limited by shares
Oil States Industries (Thailand) Ltd.	Thailand	Private limited company
Oil States Industries (UK) Limited	Scotland	Private limited company
Oil States Industries, Inc.	Delaware	Corporation
Oil States Industries (Malaysia) Inc.	Delaware	Corporation
Oil States Management, Inc.	Delaware	Corporation
Oil States Skagit SMATCO, LLC	Delaware	Limited liability company	Oil States Industries, Inc.
OSES International Holding, L.L.C.	Delaware	Limited liability company	Oil States Energy Services, Inc.
OSES International, LLC	Delaware	Limited liability company	Oil States Energy Services, L.L.C.
Oil States Energy Services (Canada) Incorporated	Canada	Corporation
Tempress Technologies, Inc.	Washington	Corporation
Oil States Industries US, Inc.	Delaware	Corporation
Oil States Industries Netherlands CV	Netherlands	Limited Partnership	Oil States Industries US, Inc.
Oil States Industries Cooperatief U.A.	Netherlands	Cooperative
Oil States Industries 1 B.V.	Netherlands	Private limited liability company
Oil States Industries LLC 2	Delaware	Limited liability company	Oil States Industries, Inc.
Oil States Industries LLC 3	Delaware	Limited liability company	Oil States Industries, Inc.

A-1

Oil States Industries LLC 1	Delaware	Limited liability company	Oil States Industries, Inc.
Oil States Industries UK 2 Ltd.	UK	Private limited company
Oil States Industries Asia Holdco B.V.	Netherlands	Private limited liability company
Oil States Industries Singapore Holdco B.V.	Netherlands	Private limited liability company
GD Development Corporation	Delaware	Corporation
GEODynamics, Inc.	Delaware	Corporation
Legacy Oil Tools LLC	Texas	Limited liability company	GEODynamics Inc.

*Applicable only if the subsidiary in question is a limited or general partnership or limited liability company.

A-2

EXHIBIT B

LIST OF PERSONS SUBJECT TO LOCK-UP

HCPERF HOLDINGS B.V.

B-1

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

OIL STATES INTERNATIONAL, INC.

Public Offering of Common Stock

Dated as of February 22, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Oil States International, Inc., a Delaware corporation (the “Company”), J.P. Morgan Securities LLC (the “Underwriter”) and HCperf Holdings B.V. (formerly known as GEODynamics B.V.), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company.

In order to induce the Underwriter to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 30th day after the date of the Underwriting Agreement (such period, as the same may be extended as provided below, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Underwriter, transfer any Common Stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution,

(2) if the undersigned is a partnership, limited liability company or a corporation, transfers to its limited partners, members or stockholders as part of a distribution, or to any corporation, partnership or other entity that is its affiliate, and

(3) to the Underwriter pursuant to the Underwriting Agreement;

provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Underwriter, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to J.P. Morgan Securities LLC, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock shall be required to be made during the Lock-Up Period (as the same may be extended as described above) and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period (as the same may be extended as described above). For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, and (ii) the Company may, with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Notwithstanding anything to the contrary contained herein, this lock-up letter will terminate and the undersigned will be released from all of its obligations hereunder upon the earliest of (i) March 4, 2018, if the Underwriting Agreement shall not have been executed on or before that date, (ii) the termination of the Underwriting Agreement prior to the delivery of the Securities to be sold in the Offering and (iii) the Underwriter notifying the Company, or the Company notifying the Underwriter, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly, HCperf Holdings B.V.

Name: Attorney-in-Fact

EXHIBIT D

FORM OF OPINION OF COMPANY COUNSEL

Vinson & Elkins L.L.P. shall have furnished to the Underwriter its written opinion, as counsel to the Company, addressed to the Underwriter and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriter, to the effect that:

(a)         The Company is validly existing as a corporation in good standing under the laws of the State of Delaware, with all corporate power and authority necessary to (a) own or lease, as the case may be, and (b) operate its properties and conduct its business, in each case, in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company has been duly qualified as a foreign corporation for the transaction of business in the State of Texas;

(b)         The Securities have been duly authorized by the Company and are validly issued, fully paid and non-assessable;

(c)         The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

(d)         The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby by the Company will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the Credit Agreement, (B) result in any violation of the provisions of the Organizational Documents of the Company, (C) result in any violation of provisions of the Delaware General Corporation Law (the “DGCL”) or the applicable laws of the State of Texas, the State of New York or federal law, or (D) result in a violation of any judgment, order, decree or injunction known to us of any federal or Delaware, Texas or New York court or governmental agency or authority having jurisdiction over the Company or any of its properties or assets, except for such conflicts, breaches, violations or defaults, in the case of clause (A), as would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the transactions provided for in the Underwriting Agreement; provided, however, that we express no opinion pursuant to this paragraph (d) with respect to state securities laws and other anti-fraud laws (including the anti-fraud provisions of the federal securities laws);

(e)          No consent, approval, authorization, order, registration or qualification of or with any U.S. federal, Delaware, Texas or New York court or governmental agency or body is required for the consummation by the Company of the transactions contemplated in the Underwriting Agreement, except such consents, approvals, authorizations, orders, registrations or qualifications (A) that are required for registration of such Securities under the Securities Act and filings required under the Exchange Act, (B) as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of such Securities (as to which we do not express any opinion), (C) that have been obtained or made or (D) as disclosed in the Prospectus;

(f)         The statements in the General Disclosure Package and the Prospectus under the heading “Description of Capital Stock,” insofar as they purport to summarize certain provisions of the Common Stock, the Company’s Certificate of Incorporation or the DGCL, are accurate in all material respects;

(g)         The statements set forth in the General Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as such statements refer to statements of law or legal conclusions, are accurate in all material respects;

(h)         The Company is not, and as a result of the transactions contemplated by the Underwriting Agreement will not be, required to register as an “investment company” within the meaning of the Investment Company Act;

(i)          Except as described in the Registration Statement, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Company, in each case pursuant to the Organizational Documents or under the DGCL;

(j)          To our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued, and, to our knowledge, no proceedings for that purpose have been instituted or threatened under the Securities Act; and

(k)         The Registration Statement became effective under the Securities Act on January 19, 2018 and the Prospectus was filed with the Commission on February 22, 2018 in accordance with Rule 424(b) of the Securities Act.

In addition, we have participated in conferences with representatives of the Company and its independent accountants and with the Underwriter and its counsel at which conferences the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. Although we have not independently verified, are not passing on and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, except for those referred to in the opinion in subsection (f) and (g), based on the participation described above (relying as to factual matters with respect to the determination of materiality to the extent we deem reasonable upon statements of fact made to us by the Company):

(1)     we confirm that, in our view, the Registration Statement, as of its latest effective date, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements of the Securities Act and Securities Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except that, in each case, we express no view with respect to Regulation S-T; and

(2)      no facts have come to our attention to lead us to believe that:

(a)     the Registration Statement, as of its latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)     the General Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)     the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that we do not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included in or omitted from the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) any other financial or accounting information included in or omitted from the Registration Statement, the General Disclosure Package and the Prospectus.

EXHIBIT E-1

FORM OF OPINION OF SELLING STOCKHOLDER COUNSEL – BAKER BOTTS L.L.P.

(1)     None of the execution and delivery by the Selling Stockholder of the Underwriting Agreement, the performance of its obligations thereunder or the sale of the Securities by the Selling Stockholder under the Underwriting Agreement will violate any Applicable Law. “Applicable Law” means the laws of the State of New York and the federal laws of the United States of America that in our experience is normally applicable in relation to transactions of the type contemplated by the Underwriting Agreement, other than federal or state securities or blue sky laws, antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc..

(2)     No consent, approval, authorization or order of any court or governmental agency or body is required under Applicable Law to be obtained by the Selling Stockholder for the sale and delivery of the Securities by the Selling Stockholder under the Underwriting Agreement, except such as has been duly obtained and is in full force and effect.

(3)     Upon (a) payment for the Securities to be sold by the Selling Stockholder to the Underwriter as provided in the Underwriting Agreement, (b) the delivery of such Shares to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), (c) the registration of such Securities in the name of Cede or such other nominee and (d) the crediting of such Securities on the records of DTC to security accounts in the name of the Underwriter (assuming that neither DTC nor the Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Securities or any security entitlement in respect thereof), (i) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Securities and (iii) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Securities may be asserted against the Underwriter; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of the Underwriters on the records of DTC will have been made pursuant to the UCC.

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EXHIBIT E-2

FORM OF OPINION OF SELLING STOCKHOLDER COUNSEL – VAN CAMPEN &

PARTNERS N.V.

(a)          CORPORATE ACTION, SIGNING

The Company has taken all internal corporate action required to authorize (i) the entry into and delivery of the Opinion Documents by the Company and (ii) the performance by the Company of its contractual obligations under the Opinion Documents.

Each of the Opinion Documents has been validly signed by the Company.

(b)         STATUS, POWER AND CAPACITY

The Company was duly incorporated on July 12, 2005 and is validly existing as a private limited liability company under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid).

The Company has the corporate power and corporate authority (i) to enter into and sign each of the Opinion Documents, (ii) to perform its contractual obligations under the Opinion Documents and (iii) to sell, transfer and deliver the Securities to the Underwriter as contemplated by the Underwriting Agreement.

(c)          CONFLICT WITH LAW ETC.

Neither (i) the signing and delivery by the Company of the Opinion Documents, (ii) the performance by the Company of its contractual obligations under the Opinion Documents, (iii) the consummation by the Company of the transactions contemplated to be consummated by it pursuant to the Underwriting Agreement (including the sale and delivery by the Company to the Underwriter of the Securities pursuant to the Underwriting Agreement) nor (iv) the compliance by the Company with its contractual obligations as set out in the Underwriting Agreement, violates (x) the Company Articles or (y) the provisions of any published law, statute, rule or regulation of the Netherlands generally applicable to a private limited liability company under the laws of the Netherlands (besloten vennootschap met beperkte aansprakelijkheid) such as the Company.

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EXHIBIT F

PRICE-RELATED INFORMATION

Proceeds to the Selling Stockholder: $25.785 per share

Settlement date: February 26, 2018

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EXHIBIT G

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

None

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